Exhibit 10.69

This Instrument Prepared By:
Scott Woolam
Division of State Lands
3900 Commonwealth Boulevard
Mail Station No. 125
Tallahassee, Florida 32399

BOARD OF TRUSTEES OF THE INTERNAL IMPROVEMENT TRUST FUND OF THE STATE OF FLORIDA
SOVEREIGNTY SUBMERGED LANDS EASEMENT

Easement No. 41928
BOT File No. 050240023
PA No. ISSL-009-136255-5

THIS EASEMENT (the “Easement”) is hereby granted by the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida, hereinafter referred to as the Grantor.

WITNESSETH: That for the faithful and timely performance of and compliance with the terms and conditions stated herein, the Grantor does hereby grant to All Aboard Florida – Operations LLC, a Delaware limited liability company, hereinafter referred to as the Grantee, a nonexclusive easement on, under and across the sovereignty submerged lands contained in the following legal description (the “Easement Lands”):

Parcels of sovereignty submerged land in Section 26, Township 23 South, Range 34 East, in St Johns River, Orange and Brevard Counties, Florida as more particularly described and shown on Attachment A, dated January 6, 2017.

TO HAVE THE USE OF the hereinabove described premises for a period of fifty (50) years from December 20, 2017 the effective Date of this Easement (“Initial Term”). The terms and conditions of and for which this Easement is granted are as follows:

1.            EASEMENT CONSIDERATION: The Grantee hereby agrees to pay to the Grantor, prior to the commencement of activities authorized herein and within 30 days of receipt of the fully executed Easement, a one-time easement fee of $500.00.

2.            USE OF PROPERTY: Grantor and Grantee acknowledge that the Florida Department of Transportation (the “Department”) and Grantee have previously entered into a Lease Agreement (hereinafter the “Lease Agreement”) pursuant to Section 337.251, Florida Statutes, concerning the lease of certain real property located within the Department’s Right of Way for State Road 528 (said property is generally described as a portion of the right of way from the intersection of SR 528 and the east side of SR 520 in Orange County to the west side of US #1 in Brevard County, approximately 15 miles) for the purposes of constructing and operating an intercity passenger rail service between Miami and Orlando (the “AAF Project”), which will be a common carrier service and system, open to the public for transportation-related purposes. The Easement Lands are authorized for use as part of the AAF Project and placement of the related AAF Project facilities within the Easement Lands during the term of this Easement. Grantee shall not engage in any activity within the Easement Lands except as described in the St Johns River Water Management District Environmental Resource Permit No. ISSL-009-136255-5 dated December 20, 2017, incorporated herein and made a part of this Easement by the reference. All of the foregoing subject to the remaining conditions of this Easement. The Grantee’s use of the Easement Lands is expressly conditioned on Grantee’s compliance with the terms of the Lease Agreement and nothing in this Easement shall be construed to authorize any action by Grantee not permitted under the Lease Agreement or to alter or vary any term of the Lease Agreement.

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Easement No. 41928

3.            RIGHTS GRANTED: The rights hereby granted shall be subject to any and all prior rights of the United States and any and all prior grants by the Grantor in and to the sovereignty submerged lands situated within the limits of this Easement.

4.            DAMAGE TO EASEMENT PROPERTY AND INTERFERENCE WITH PUBLIC AND PRIVATE RIGHTS: Grantee shall not damage the Easement Lands or unduly interfere with public or private rights therein.

5.            GRANTOR’S RIGHT TO GRANT COMPATIBLE USES OF THE EASEMENT PROPERTY: This Easement is nonexclusive, and the Grantor, or its duly authorized agent, shall retain the right to enter the Easement Lands or to engage in management activities not inconsistent with the use herein provided for and shall retain the right to grant compatible uses of the Easement Lands to third parties during the term of this Easement.

6.            RIGHT TO INSPECT: Grantor, or its duly authorized agent, shall have the right at any time to inspect the works and operations of the Grantee in any matter pertaining to this Easement.

7.            INDEMNIFICATION/INVESTIGATION OF ALL CLAIMS: The Grantee shall investigate all claims of every nature at its expense, and shall indemnify, defend and save and hold harmless the Grantor and the State of Florida from all claims, actions, lawsuits and demands arising out of this Easement.

8.            VENUE: Grantee waives venue as to any litigation arising from matters relating to this Easement and any such litigation between Grantor and Grantee shall be initiated and maintained only in Leon County, Florida.

9.            ASSIGNMENT OF EASEMENT: Except as set forth below, this Easement shall not be assigned or otherwise transferred without prior written consent of the Grantor or its duly authorized agent. Any assignment or other transfer without prior written consent of the Grantor shall be null and void and without legal effect. Notwithstanding the foregoing, Grantee may, without the Grantor’s consent, effect an assignment or a transfer of an equity interest in Grantee as follows (each a “Permitted Transfer”): (i) in connection with a transaction with (A) a parent, subsidiary, affiliate, division, or entity controlling, controlled by, or under common control with Grantee; or (B) a successor entity as a result of merger, consolidation, reorganization, or government action; or (ii) any transfer by the member of Grantee of a portion of its ownership interests in Grantee to an entity provided the member of Grantee retains an interest therein. Grantee should be required to provide Grantor with no less than 60 days prior notice of any assignment and that the Assignee must strictly comply with Paragraph 19 of the Easement. In addition, any change in ownership of the equity interests of Grantee as a result of a public offering of stock, and any transfer of the equity interests of Grantee by persons or parties through the “over-the-counter market” or through any recognized stock exchange or through a tender offer, shall not be deemed to be an assignment requiring the Grantor’s consent.

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Easement No. 41928

10.          EVENT OF DEFAULT: The Grantee, by acceptance of this Easement, binds themselves, their heirs, successors and assigns, to abide by the provisions and conditions herein set forth, and said provisions and conditions shall be deemed covenants of the Grantee, their heirs, successors and assigns. In the event the Grantee fails or refuses to comply with the provisions and conditions herein set forth or in the event the Grantee violates any of the provisions and conditions herein (“Default”), Grantor shall provide Grantee with written notice of the Default. Grantee shall have sixty (60) days following receipt of a notice of Default in which to cure the Default; provided, however, if the Default is not capable of being cured within such sixty (60) day period, Grantee shall have such additional reasonable period of time as may be necessary to cure the Default so long as Grantee has commenced good faith efforts to cure the Default within the aforesaid sixty (60) day period and thereafter diligently prosecutes such cure to completion. If the Default is not cured within the foregoing timeframes (an “Event of Default”), Grantor may pursue any available remedy at law or in equity, including:

a.            By mandamus or other proceeding at law or in equity, cause Grantee to remit to the Grantor funds sufficient to enable the Grantor to cure the Event of Default.

b.            By action or suit in equity, require Grantee to account for all moneys owed to the Grantor pursuant to this Agreement.

c.            By action or suit in equity, seek to enjoin any acts or things which may be unlawful.

d.            By applying to a court of competent jurisdiction, seek to cause the appointment of a receiver to manage the Project, establish and collect fees and charges, and apply the revenues to the reduction of the obligations under this Agreement.

e.            By suing Grantee for payment of amounts due, or becoming due, with interest on overdue payments together with all costs of collection, including attorneys’ fees.

Notwithstanding anything to the contrary contained in this Agreement, the Grantor shall not have the right to terminate or seek to terminate or rescind this Agreement for any Event of Default except for (i) the failure by Grantee to complete construction of the Project and begin providing intercity passenger rail service from Miami to Orlando within ten (10) years of the Effective Date of this Agreement (subject to extension for Force Majeure Events) or (ii) failure to operate intercity passenger rail service following commencement of service for a period longer than three (3) consecutive years (subject to extension for Force Majeure Events). (each, a “Termination Event of Default”). Moreover, for a Termination Event of Default, the termination of this Agreement shall be the Grantor’s exclusive remedy therefor. If Grantor elects to terminate this Agreement for a Termination Event of Default, Grantor may do so by providing 90 days advance written notice to Grantee. Force Majeure Events is as defined in the Lease Agreement.

11.          NOTICES. All notices required to be given to the Grantee by this Easement or applicable law or administrative rules shall be sufficient if either personally delivered by hand, overnight courier, or deposited in the United States mail, registered certified and postage prepaid, and sent to the following address:

All Aboard Florida – Operations LLC
2855 LeJeune Road, 4th Floor
Coral Gables, Florida 33134
Attn: General Counsel

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Easement No. 41928

The Grantee agrees to notify the Grantor by certified mail of any changes to this address at least ten (10) days before the change is effective.

12.          TAXES AND ASSESSMENTS: The Grantee shall assume all responsibility for liabilities that accrue to the Easement Lands or to the Grantee’s improvements thereon, including any and all drainage or special assessments or taxes of every kind and description which are now or may be hereafter lawfully assessed and levied against the Easement Lands during the effective period of this Easement which result-from the grant of this Easement or the activities of Grantee hereunder.

13.          RENEWAL PROVISIONS. This easement may be renewed for an additional 49 years, subject to the terms of this paragraph and satisfaction of the requirements of Rule 18-21.010, F.A.C., or any successor rule in effect at the time of renewal. Renewal of this easement shall be at the sole option of the Grantor. Such renewal shall be subject to the terms, conditions, and provisions of management standards and applicable laws, rules, and regulations in effect at that time. In the event Grantee is in full compliance with the terms of this easement, the Grantee may begin the renewal application process by written request to Grantor prior to the last day of the previous easement term. The term of any renewal granted by the Grantor shall commence on the last day of the previous easement term. Further, any such renewal will incorporate any new terms and conditions required by the statues or rules in effect at the time of the renewal. In the event the Grantor does not grant a renewal, the Grantee shall vacate the easement lands and remove all structures and equipment occupying and erected thereon at its expense. The obligation to remove all structures authorized herein upon termination of this easement shall constitute an affirmative covenant upon the Grantee’s interest.

14.          REMOVAL OF STRUCTURES/ADMINISTRATIVE FINES: If the Grantee does not remove said structures and equipment occupying and erected upon the premises after expiration or cancellation of this Easement, such structures and equipment will be deemed forfeited to the Grantor, and the Grantor may authorize removal and may sell such forfeited structures and equipment after ten (10) days written notice by certified mail addressed to the Grantee at the address specified in Paragraph 11 or at such address on record as provided to the Grantor by the Grantee. However, such remedy shall be in addition to all other remedies available to Grantor under applicable laws, rules and regulations including the right to compel removal of all structures and the right to impose administrative fines.

15.          ENFORCEMENT OF PROVISIONS: No failure, or successive failures, on the part of the Grantor or Grantee to enforce any provision, nor any waiver or successive waivers on its part of any provision herein, shall operate as a discharge thereof or render the same inoperative or impair the right of the Grantor or Grantee to enforce the same upon any renewal thereof or in the event of subsequent breach or breaches.

16.          AMENDMENTS/MODIFICATIONS: This Easement is the entire and only agreement between the parties with respect to the Easement Lands. Any amendment or modification to this Easement must be in writing and must be accepted, acknowledged and executed by the Grantee and Grantor. The provisions of this Easement are not severable. However, if any term or provision of this Easement is found to be invalid, illegal, or unenforceable, the Grantor and Grantee shall endeavor in good-faith negotiations to replace the Easement with an easement with similar terms and economic effect.

17.          USACE AUTHORIZATION: Prior to commencement of construction and/or activities authorized herein, the Grantee shall obtain the U.S. Army Corps of Engineers (USACE) permit if it is required by the USACE. Any modifications to the construction and/or activities authorized herein that may be required by the USACE shall require consideration by and the prior written approval of the Grantor prior to the commencement of construction and/or any activities on sovereignty submerged lands.

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Easement No. 41928

18.          ADDITIONAL STRUCTURES OR ACTIVITIES/EMERGENCY STRUCTURAL REPAIRS: Except as authorized by paragraph 2, no structures shall be erected and/or activities undertaken, including but not limited to, dredging, relocation/realignment or major repairs or renovations made to authorized structures, on, in or over sovereignty submerged lands without the prior written consent of the Grantor, with the exception of emergency repairs. Unless specifically authorized in writing by the Grantor, such activities or structures shall be considered unauthorized and a violation of Chapter 253, Florida Statutes, and shall subject the Grantee to administrative fines under Chapter 18-14, Florida Administrative Code. If emergency repairs are required to be undertaken in the interests of public health, safety or welfare, the Grantee shall notify the Grantor of such repairs as quickly as is practicable; provided, however, that such emergency activities shall not exceed the activities authorized by this Easement.

19.          UPLAND RIPARIAN PROPERTY INTEREST: During the term of this Easement, Grantee shall maintain satisfactory evidence of sufficient upland interest as required by paragraph 18-21.004(3)(b), Florida Administrative Code, in the riparian upland property more particularly described the Lease Agreement for the AAF Project together with the riparian rights appurtenant thereto, in order to conduct the activity described in this Easement. If at any time during the term of this Easement, Grantee fails to comply with this requirement because the Lease Agreement has terminated, use of sovereignty submerged lands described in this Easement shall immediately cease and this Easement shall terminate and title to this Easement shall revert to and vest in the Grantor immediately and automatically.

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Easement No. 41928

IN WITNESS WHEREOF, the legally designated agent of the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida has hereunto subscribed his/her name and has caused the official seal of said Board of Trustees of the Internal Improvement Trust Fund of the State of Florida to be hereunto affixed, in the City of Tallahassee, Florida, on this the 26th day of January, 2017.

WITNESSES:	BOARD OF TRUSTEES OF THE INTERNAL IMPROVEMENT TRUST FUND OF THE STATE OF FLORIDA	(SEAL)
/s/ Victoria F. Thompson
Original Signature

Victoria F. Thompson	BY:	/s/ Cheryl C. McCall
Print/Type Name of Witness		Cheryl C. McCall, Chief, Bureau of Public Land
Administration, Division of State Lands, State of
/s/ Pamela Harman		Florida Department of Environmental Protection, as
Original Signature		agent for and on behalf of the Board of Trustees of the
Internal Improvement Trust Fund of the
Pamela Harman		State of Florida
Print/Type Name of Witness

STATE OF FLORIDA		“GRANTOR”
COUNTY OF LEON

The foregoing instrument was acknowledged before me this 26 day of January, 2017, by Cheryl C. McCall. Chief, Bureau of Public Land Administration, Division of State Lands, State of Florida Department of Environmental Protection, as agent for and on behalf of the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida. She is personally known to me.

APPROVED SUBJECT TO PROPER EXECUTION:
[ILLEGIBLE]	1/26/2017	/s/ Pamela Harman
DEP Attorney	Date	Notary Public, State of Florida

NOTARY PUBLIC	PAMELA HARMAN
STATE OF FLORIDA	Notary Public - State of Florida	Printed, Typed or Stamped Name
Commission # GG 016441
	My Comm. Expires Jul 28, 2020	My Commission Expires:
Bonded through National Notary Assn.
Commission/Serial No.

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Easement No. 41928

WITNESSES:	ALL ABOARD FLORIDA – OPERATIONS, LLC,
a Delaware limited liability company

/s/ Yvelisse Bonilla	BY:	/s/ P. Michael Reininger
Original Signature		P. Michael Reininger, President

Yvelisse Bonilla		“GRANTEE”
Typed/Printed Name of Witness

/s/ KC Slager
Original Signature

KC Slager
Typed/Printed Name of Witness

STATE OF Florida
COUNTY OF Miami-Dade

The foregoing instrument was acknowledged before me this 23 day of January, 2017, by P. Michael Reininger as President of All Aboard Florida – Operations, LLC, a Delaware limited liability company, on behalf of said company, who is personally known to me or who has produced__________ as identification.

My Commission Expires:	/s/ Janice Leon
Notary/Public, State of Florida
February 1, 2019
Janice Leon
Commission/Serial No. FF194829	Printed, Typed or Stamped Name

NOTARY PUBLIC	JANICE LEON
STATE OF FLORIDA	MY COMMISSION # FF194829
[ILLEGIBLE]	EXPIRES February 01, 2019
FloridaNotaryService.com

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Easement No. 41928

WITNESSES:	ALL ABOARD FLORIDA – OPERATIONS, LLC,
a Delaware limited liability company

/s/ Yvelisse Bonilla	By:	/s/ Marshall Bruce Snyder
Original Signature		Marshall Bruce Snyder, Vice President

Yvelisse Bonilla		“GRANTEE”
Typed/Printed Name of Witness

/s/ KC Slager
Original Signature

KC Slager
Typed/Printed Name of Witness

STATE OF Florida
COUNTY OF Miami-Dade

The foregoing instrument was acknowledged before me this 23 day of January, 2017, by Marshall Bruce Snyder, as Vice President of All Aboard Florida — Operations. LLC, a Delaware limited liability company, on behalf of the limited liability company, who is personally known to me or who has produced_________, as identification.

My Commission Expires:	/s/ Janice Leon

February 1, 2019	Notary/Public, State of Florida

Janice Leon
Commission/Serial No. FF194829	Printed, Typed or Stamped Name

NOTARY PUBLIC	JANICE LEON
STATE OF FLORIDA	MY COMMISSION # FF194829
[ILLEGIBLE]	EXPIRES February 01, 2019
FloridaNotaryService.com

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Easement No. 41928